UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

May 16, 2013

Date of Report (Date of earliest event reported)

AMERISERV FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-11204	25-1424278
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

Main and Franklin Streets, Johnstown, Pennsylvania		15901
(Address of principal executive offices)		(Zip Code)

(814) 533-5300 Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01

Other Events.

On May 16, 2013, AmeriServ Financial, Inc. (the “Company”) announced that its Board of Directors approved a stock repurchase program which calls for the Company to buy back up to 2% or approximately 384,000 shares of its common stock outstanding.  The buyback program is announced in a press release which is attached hereto as Exhibit 99.1.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits:

99.1

Press release, dated May 16, 2013, of AmeriServ Financial, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, INC.

Dated: May 16, 2013	By:	/s/ Jeffrey A. Stopko
Jeffrey A. Stopko
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated May 16, 2013, of AmeriServ Financial, Inc.

Exhibit 99.1

AMERISERV FINANCIAL ANNOUNCES A NEW COMMON STOCK REPURCHASE PROGRAM

JOHNSTOWN, PA – AmeriServ Financial, Inc. (NASDAQ: ASRV) announced that its Board of Directors approved a new stock repurchase program which calls for AmeriServ Financial, Inc. to buy back up to 2% or approximately 384,000 shares of its outstanding common stock.  The shares may be purchased from time to time in open market, privately negotiated, or block transactions.  This common stock repurchase program does not obligate the Company to acquire any specific number of shares and may be modified, suspended or discontinued at any time.  As of March 31, 2013, the Company had approximately 19.2 million shares of its common stock outstanding.

Glenn L. Wilson, President and Chief Executive Officer, commented on the common stock repurchase program, “We are again pleased to return of a portion of our strong capital to our shareholders through a common stock buyback program in 2013.  We completed a highly successful common stock buyback program in 2012 where we repurchased approximately 10% of our outstanding common stock at prices that allowed the program to be accretive to tangible book value per share and earnings per share.  We expect that our new common stock buyback program will also have a favorable impact on these important shareholder value metrics.”

ASRV had total assets of $1.0 billion, shareholders’ equity of $111 million, a book value of $4.72 per common share and a tangible book value of $4.06 per common share at March 31, 2013.  The Company’s continued to maintain strong capital ratios that considerably exceed the regulatory defined well capitalized status with a risk based capital ratio of 16.11%, an asset leverage ratio of 11.58% and a tangible common equity to tangible assets ratio of 7.88% at March 31, 2013.

Forward-Looking Statements

This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, information regarding the AmeriServ's dividend program and future payment obligations. These forward-looking statements involve risks and uncertainties that could cause AmeriServ's results to differ materially from management's current expectations. Such risks and uncertainties are detailed in AmeriServ's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2012. Forward-looking statements are based on the beliefs and assumptions of AmeriServ's management and on currently available information. The statements in this press release are made as of the date of this press release, even if subsequently made available by AmeriServ on its website or otherwise. AmeriServ undertakes no responsibility to publicly update or revise any forward-looking statement.